EXHIBIT 10m1

                                                                [EXECUTION COPY]



                            INDEMNIFICATION AGREEMENT


                   AGREEMENT dated as of December 22, 1994 (this "Agreement"), among AMERICAN BRANDS, INC., a Delaware corporation ("Seller"), THE AMERICAN TOBACCO COMPANY, a Delaware corporation (the "Company"), and BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation (the "Subsidiary") (the Company and the Subsidiary are herein sometimes referred to individually as an "Indemnitor" and collectively as the "Indemnitors").

         WHEREAS, Seller and B.A.T Industries P.L.C., a public limited company organized under the laws of England ("Buyer"), have entered into a Stock Purchase Agreement dated as of April 26, 1994 (the "Stock Purchase Agreement"), pursuant to which, inter alia, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all of the outstanding capital stock of the Company;

         WHEREAS, pursuant to the terms of the Stock Purchase Agreement, each Indemnitor is to enter into this Agreement at the time of the closing of the sale under the Stock Purchase Agreement;

         WHEREAS, each Indemnitor will benefit from, and therefore desires to facilitate the consummation of, the transactions contemplated by the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Indemnification. The Indemnitors agree, jointly and severally, to indemnify Seller and each of its officers, directors, employees, stockholders, agents, representatives, successors and assigns, against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party arising from (i) any claim, investigation or proceeding alleging personal injury, (ii) any claim, investigation or proceeding alleging fraud or (iii) any other claim, investigation or proceeding, in the case of each of clauses (i), (ii) and (iii), arising from smoking and health or fire-safe cigarette matters relating to the tobacco business of the Company or any of its predecessors, including, without limitation, any such matter arising from or related to the development, manufacture, packaging, labeling, production, delivery, sale, resale, distribution, advertising, marketing, promotion, use or consumption of, or exposure to (whether occurring before, on or after the date hereof), any tobacco products of the Company or any of its predecessors or research in respect of smoking and health or fire-safe cigarette matters.

         2. Procedures Relating to Indemnification Claims. (a) If any person (the "indemnified party") entitled to indemnification under this Agreement should have a claim against any Indemnitor under this Agreement, the indemnified party shall deliver notice of such claim with reasonable promptness to Subsidiary, as the representative of the Indemnitors. The failure by any indemnified party so to notify Subsidiary shall not relieve the Indemnitors from any liability which they may have to such indemnified party under this Agreement, except to the extent that the Indemnitors shall have been actually prejudiced as a result of such failure.

         (b) If a claim for indemnification hereunder relates to an action, suit, investigation or proceeding against or involving the indemnified party, Subsidiary shall assume the defense thereof with counsel selected by Subsidiary. From and after the time that Subsidiary assumes the defense of such matter, the Indemnitors shall not be liable to the indemnified party for legal expenses incurred by the indemnified party in connection with such defense. The indemnified party shall have the right to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, but such counsel shall not have any right to participate in any such matter and Subsidiary shall control such defense in all respects but Seller and such counsel shall have the right to be kept fully informed of the progress of such defense. The Indemnitors shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which Subsidiary has failed to assume the defense of such matter (other than during any period in which the indemnified party shall have failed to give notice of the matter as provided herein). The indemnified party shall not unreasonably withhold its consent to any settlement, compromise or discharge of such matter which Subsidiary may recommend. The indemnified party shall not settle any claim covered by this Agreement.

         (c) The indemnified party shall cooperate with the Indemnitors in their defense of any matter covered by this Agreement, at the expense (including reasonable legal fees and expenses) of the Indemnitors. The indemnified party shall further provide the Indemnitors at the expense (including reasonable legal fees and expenses) of the Indemnitors, with such information and assistance as any Indemnitor may reasonably request to defend any matter covered hereby, including, in the case of Seller, the assistance of officers and employees of Seller when reasonably considered necessary by any Indemnitor to defend any such matter. Except as required by law or legal process, Seller shall not take any action or make any admission which adversely affects or could reasonably be foreseen to adversely affect the defense of any matter covered hereby or that could reasonably be foreseen to be covered hereby and shall not, and shall not permit any of its affiliates, officers, directors, employees, agents or others acting on its behalf to, make any adverse public statement regarding any such matters.

         (d) It is understood and agreed that effective as of the date of this Agreement and without any further notification by Seller hereunder, the Indemnitors shall jointly and severally indemnify Seller in respect of the proceedings pending against Seller on the date hereof and set forth in Schedule A attached hereto and Subsidiary shall assume the defense of each such proceeding as contemplated hereby.

         3. Representations and Warranties of Subsidiary. Subsidiary represents and warrants to Seller as follows:

         (a) Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Subsidiary has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. All corporate acts and other proceedings required to be taken by Subsidiary to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by Subsidiary and constitutes a legal, valid and binding obligation of Subsidiary enforceable against Subsidiary in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) The execution and delivery of this Agreement by Subsidiary does not, and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to any person under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation or any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Subsidiary under, any provision of (i) the certificate of incorporation or by-laws of Subsidiary, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Subsidiary is a party or by which any of its properties or assets are bound or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Subsidiary or its properties or assets, other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Subsidiary to perform its obligations hereunder. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Subsidiary or any of its affiliates in connection with the execution, delivery and performance of this Agreement by Subsidiary.

         (c) Subsidiary does not have any affiliate (other than the Company and any of its subsidiaries) which manufacturers cigarettes in the United States.

         4. Covenants of the Indemnitors. The Indemnitors jointly and severally agree as follows:

         (a) Subject to Section 4(b), each Indemnitor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its respective organizational documents and all applicable laws.

         (b) The Indemnitors shall not consolidate with or merge into any other person or convey or transfer, or cause to be conveyed or transferred, in one or a series of related or substantially contemporaneous transactions, all or substantially all of their business (consisting of 50% or more of their combined United States domestic unit sales in the immediately preceding calendar year), to any person or persons (other than an Indemnitor), unless (i) the person formed by such consolidation or into which the Indemnitor is merged or the person or persons acquiring by conveyance or transfer the business of the Indemnitors shall be duly organized and existing under the laws of the jurisdiction of its organization and shall expressly assume, by an instrument supplemental hereto, executed and delivered to Seller prior to or contemporaneously with the consummation of such transaction, the performance of the obligations of the Indemnitor under this Agreement, and (ii) prior to and immediately after giving effect to such transaction, the Indemnitor shall not be in default in any material respect of its obligations under this Agreement.

         5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, cabled or telecopied, or if mailed, ten days after mailing (two business days in the case of express mail or overnight courier service), as follows:

                  (i)  if to Seller,

                       American Brands, Inc.
                       1700 East Putnam Avenue
                       Old Greenwich, Connecticut 06870-0811

                       Attention:  Gilbert L. Klemann, II

         with copies to:

                       American Brands, Inc.
                       1700 East Putnam Avenue
                       Old Greenwich, Connecticut 06870-0811

                       Attention:  Arnold Henson

         and to:

                       Chadbourne & Parke
                       30 Rockefeller Plaza
                       New York, New York 10112

                       Attention:  Edward P. Smith; and

                  (ii) if to any Indemnitor,

                       Brown & Williamson Tobacco Corporation
                       1500 Brown & Williamson Tower
                       P.O. Box 35090
                       Louisville, Kentucky 40232

                       Attention:  F. Anthony Burke

         with a copy to:

                       King & Spalding
                       191 Peachtree Street, N.E.
                       Atlanta, Georgia 30303

                       Attention:  Frank Jones or
                                    Gordon Smith

or to such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

         6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

         7. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties or convenants relating to such subject matter except as specifically set forth herein.

         8. Jurisdiction. Seller and the Indemnitors each irrevocably submits to the nonexclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each Indemnitor agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail in care of King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention Managing Partner, shall be effective service of process for any action, suit or proceeding brought against such Indemnitor in any such court. Seller agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail in care of Chadbourne & Parke, 30 Rockefeller Plaza, New York, New York 10112, Attention of Managing Clerk, shall be effective service of process for any action, suit or proceeding brought against Seller in any such court. Seller and the Indemnitors each irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         10. Amendment; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective unless in writing and signed by all parties hereto. No delay or failure on the part of any party in exercising any rights hereunder, and no particular or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                            AMERICAN BRANDS, INC.


                                            by  Gilbert L. Klemann, II
                                               -------------------------
                                              Name: Gilbert L. Klemann, II
                                              Title:  Senior Vice President
                                                       and General Counsel


                                            THE AMERICAN TOBACCO COMPANY


                                            by       T.P. Kriz
                                               ------------------------
                                              Name:  T.P. Kriz
                                              Title: Senior Vice President
                                                      and Chief Accounting
                                                      Officer

                                            BROWN & WILLIAMSON TOBACCO
                                              CORPORATION


                                            by    F. Anthony Burke
                                               -------------------------
                                              Name:  F. Anthony Burke
                                              Title:  Vice President Law
                                                       and General Counsel

                                   Schedule A




         I. Smoking and health cases in which American Brands, Inc., a Delaware corporation, is not a defendant:

       Butler v. Philip Morris, Inc., et al.
                  (Cir. Ct., Jones County, Mississippi)
       Castano, et al. v. The American Tobacco Co., et al.
                  (U.S.D.C., E.D. La.)
       Dunn, et al. v. The American Tobacco Company, et al.
                  (Super. Ct., Delaware County, Indiana)
       Michener v. The American Tobacco Company, et al.
                  (Dist. Ct., Oklahoma County, Oklahoma)
       Moore v. The American Tobacco Co., et al.
                  (Chancery Court, Jackson Co., Mississippi)
       McGraw v. The American Tobacco Co., et al.
                  (Cir. Ct., Kanawha Co., West Virginia)

         II. Pre-1986 smoking and health cases naming American Brands, Inc. a New Jersey corporation, as a defendant:

         Effective December 31, 1985, American Brands, Inc., a New Jersey corporation, merged with The American Tobacco Company, a Delaware corporation. The resulting Delaware corporation retained the name "The American Tobacco Company." As a result, the company now known as The American Tobacco Company is the defendant in any cases filed on or before December 31, 1985 that named "American Brands" as a defendant. There are six pending cases in that category:

       Bridges, et al. v. The American Tobacco Co.
                  (Sup. Ct., Albany Co., New York)
       Grinnell, et al. v. The American Tobacco Co., et al.
                  (Dist. Ct., Jefferson Co., Texas)
       Haight, et al. v. The American Tobacco Co., et al.
                  (Cir. Ct., Kanawha Co., West Virginia)
                  (procedurally dismissed subject to reopening)
       I.D. Rogers, et al. v. R.J. Reynolds Tobacco Co., et al.
                  (Dist. Ct., Jefferson Co., Texas)
       Frank Smith v. American Tobacco Co.
                  (Ct. Com. Pleas, Philadelphia Co., Pennsylvania) Doris Smith, et al. v. R.J. Reynolds Tobacco Co.
                  (U.S.D.C., D.N.J.)

         III. Other smoking and health cases:

         American Brands, Inc. a Delaware corporation, is the recipient of a third-party subpoena from American Broadcasting Companies in Philip Morris Companies, Inc., et al. v. American Broadcasting Companies, et al. (Cir. Ct., City of Richmond, Va.). That subpoena is currently the subject of litigation.

         IV. Pending smoking and health cases in which American Brands, Inc., a Delaware corporation, was named as a defendant but has been dismissed:

       Allman, et al. v. Philip Morris, Inc., et al.
                  (U.S.D.C., S.D. Cal.)
       Bluitt, et al. v. R.J. Reynolds Tobacco Co., et al.
                  (U.S.D.C., N.D. Tex.)
       Broin, et al. v. Philip Morris Companies, Inc., et al.
                  (Cir. Ct., Dade Co., Florida)
       Tompkin, et al. v. American Tobacco Co., et al.
                  (U.S.D.C., N.D. Ohio)